SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CARBON CREDITS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	26-1240905
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2300 E. Sahara Avenue, Suite 800, Las Vegas, Nevada USA 89123

(Address of principal executive offices)

2009 EMPLOYEES/CONSULTANTS COMMON STOCK COMPENSATION PLAN

(Full title of the plan)

Hans J. Schulte
2300 E. Sahara Avenue, Suite 800, Las Vegas, Nevada USA 89123

(Name and address of agent for service)

(888) 579-7771

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.0001 Par Value	5,000,000 shares	$.05	$250,000	$13.95

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Carbon Credits International, Inc., a Nevada corporation (the “Registrant”), relating to 5,000,000 shares of its common stock, par value $0.0001 per share (the “Stock”), issuable to eligible employees of the Registrant under the Carbon Credits International, Inc. 2009 Employees/Consultants Common Stock Compensation Plan (the “Plan”).

In accordance with the instructional Note to Part I of Form S-8, as promulgated by the Securities and Exchange  Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this  Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

1.	Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and filed with the Commission on January 29, 2009.

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009, and filed with the Commission on March 3, 2009.

3.	Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008, and filed with the Commission on October 23, 2008.

4.	Current Report on Form 8-K filed with the Commission on March 20, 2009.

5.	Current Report on Form 8-K filed with the Commission on December 17, 2008.

4.
Description of Registrant's common stock, which is contained in the Registrant's Registration Statement on Form S-1, File No. 333-153398, as filed with the Commission on September 10, 2008 and thereafter amended on September 16, 2008.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all common shares covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable

ITEM 6.	INDEMNIFICATION OP DIRECTORS AND OFFICERS

         Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8.	EXHIBITS

Reference is made to the Exhibit Index.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post—effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 10th day of April, 2009.

CARBON CREDITS INTERNATIONAL, INC.

By:	/s/ Hans J. Schulte
Hans J. Schulte
Its:	Principal Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hans J. Schulte	Director	April 10, 2009

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion and Consent of Counsel
10.1	2009 Carbon Credits International, Inc. Employees/Consultants Common Stock Compensation Plan
23.2	Consent of Independent Auditor